Exhibit 31.2

ADHERA THERAPEUTICS, INC.

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 302

I, Andrew Kucharchuk, certify that:

1. I have reviewed this annual report on Form 10-K/A of Adhera Therapeutics, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2023

/s/ Andrew Kucharchuk
Andrew Kucharchuk
Chief Operating Officer (Principal Financial Officer)